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                                                                    Exhibit 2.05

                       Dated the 14th day of February 2003
                       -----------------------------------


                                 (Li Zhengzheng)
                                 (Zhu Jianping)
                                   (Zhang Hui)
                                    (Sang Yi)
                                  (Dai Peimin)
                                  (Luo Meifang)



                                       and



                             HARTCOURT CAPITAL, INC.
 -------------------------------------------------------------------------------
                       AGREEMENT FOR SALE AND PURCHASE OF
                  CERTAIN INTEREST IN THE REGISTRED CAPITAL OF

                    (HUAQING CORPORATION DEVELOPMENT CO LTD)
 -------------------------------------------------------------------------------
                              Preston|Gates|Ellis
                                   Solicitors


                           10th Floor, Hutchison House
                                10 Harcourt Road
                               Central, Hong Kong


                    Tel: (852) 2511 5100 Fax: (852) 2511 9515
                          Website: www.prestongates.com

                          Our ref: 47831-00002/KAL/VTSO

THIS AGREEMENT is dated the 14th of February, 2003.

BETWEEN:

(1)      310108511123403 571 2 202;

(2)      , holder of PRC Identity Card No.310110540905003, of  2767 8 2;

(3)      , holder of PRC Identity Card No.310110580501465, of 332;

(4)      , holder of PRC Identity Card No.310112591122001, of 248 63 202;

(5)      , holder of PRC Identity Card No.310110571117425, of 46 106; and

(6)      , holder of PRC Identity Card No.310110561205382, of 436;

         ( and ] are hereinafter collectively referred to as the "Vendors" and each individually referred to as the "Vendor"); and

(7) HARTCOURT CAPITAL, INC., a company incorporated in the British Virgin Islands with its registered office situate at Akara Bldg., 24 De Castro Street, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands and its principal office situate at Suite 1310, China VentureTech Plaza, 819 Nan Jing Xi Road, Shanghai China (the "Purchaser").


WHEREAS:

(A) (HuaQing Corporation Development Co Ltd) (the "Company") is a domestic joint venture company with limited liability incorporated in the PRC and has as at the date hereof a registered capital of RMB20,000,000. Brief particulars of the Company are set out in Schedule 1.

(B) As at the date of this Agreement, the Vendors are respectively the beneficial owners of certain interests in the registered capital of the Company as set out in column 2 of Schedule 2.

(C) As at the date of this Agreement, the Purchaser is a wholly owned subsidiary of Hartcourt Companies, Inc. (the "Holding Company"), the shares of which are currently listed on the Over-the-Counter Bulletin Board ("OTCBB") of the United States (OTCBB Symbol: HRCT).

(D) The Vendors have agreed to sell and the Purchaser has agreed to purchase certain interests in the registered capital of the Company as set out in column 3 of Schedule 2, the aggregate of which represents 45% of the registered capital of the Company (the "Sale Interests") in accordance with the terms and conditions of this Agreement.


NOW IT IS HEREBY AGREED AS FOLLOWS:

1.       INTERPRETATION
         --------------
1.1 In this Agreement (including the Recitals and Schedules), unless the context otherwise requires, the following words and expressions shall have the following meanings ascribed to each of them below:

         "Agreement"             this agreement for the sale and purchase of the
                                 Sale Interest, as amended or supplemented from time to time;

         "Board" the board of directors of the Company from time to time;

         "Business Day"          a day (other than Saturdays and days on which a
                                 tropic cyclone warning No. 8 or above or a rainstorm warning signal is hoisted in Hong
                                 Kong at any time between 9:00 a.m. and 5:00 p.m.) on which banks in Hong Kong are generally open for the transaction of normal banking business;

         "Company"               has the  meaning  ascribed  thereto  in Recital
                                 (A);

         "Companies Ordinance"   the Companies Ordinance (Chapter 32 of the Laws
                                 of Hong Kong);

         "Completion             Date" the date  falling on the 5th Business Day
                                 after the conditions set out in Clause 3.1 have
                                                                 ----------
                                 been fulfilled or waived by the Purchaser;

         "Completion"            completion of the sale and purchase of the Sale
                                 Interests in accordance with the terms and conditions of this Agreement;

         "Consideration"         the  consideration  payable  by  the  Purchaser
                                 pursuant to Clause 4.1 hereof;
                                             ----------

         "Consideration          Shares"  14,126,482  ordinary  shares  with par
                                 value of  US$0.001  each in the  capital of the
                                 Holding  Company to be  allotted  and issued in
                                 the  name  of the  Vendors  or  their  nominees
                                 pursuant to Clause 4.1;
                                             ----------
         "Directors"             directors  of the Company from time to time and
                                 "Director" shall be construed as any one of them;

         "Encumbrance"           any mortgage,  charge,  pledge, lien (otherwise
                                 than  arising by statute or  operation of law),
                                 equities,  hypothecation or other  encumbrance,
                                 priority   or   security   interest,   deferred
                                 purchase,     title     retention,     leasing,
                                 sale-and-repurchase    or    sale-and-leaseback
                                 arrangement whatsoever over or in any property, assets or rights of whatsoever nature and includes any agreement for any of the same;

         "Group" the Company and its subsidiaries and "member of the Group" shall be construed as any one of them;

         "Guaranteed Net Profit" RMB4,500,000;

         "Guaranteed Turnover"   RMB400,000,000;

         "HK$"                   Hong Kong dollars;

         "Holding Company"       Hartcourt    Companies,    Inc.,    a   company
                                 incorporated under the laws of the State of Utah, United States and the registered and beneficial owner of the entire issued share capital of the Purchaser;

         "Hong Kong"             the Hong Kong Special  Administrative Region of
                                 the PRC;

         "Listing Rules"         the Rules  Governing  the Listing of Securities
                                 on the Stock Exchange;

         "Long Stop Date"        30 June 2003;

         "Net Profit"            in  relation  to the year ending on the date on
                                 which the Restricted Trading Period ends, the consolidated profits (less losses) of the Group as shown by the Special Audited Accounts :

                                 (a) after deducting all expenses of working and
                                     management  including,  without limitation,
                                     director's  remuneration (whether by way of
                                     fees,    salary    or    commission)    and
                                     depreciation;

                                 (b) without  taking  into  account  profits  or
                                     losses  of  a  capital  nature  arising  on
                                     disposal  of  fixed  assets,   investments,
                                     plant or any other assets of the Group; and

                                 (c) after making such other  adjustments as the
                                     auditors    of   the    Company    consider
                                     appropriate;

         "PRC" the People's Republic of China, which for the purpose of this Agreement, excludes Hong Kong and Macau;

         "Purchaser's Nominees"  persons to be  nominated  by the  Purchaser  to acquire the Sale Interests in accordance with the terms and conditions of this Agreement;

         "Relevant               Proportion"  the  respective  portion  of  Sale
                                 Interests   owned   by  each  of  the   Vendors
                                 expressed  as  a   percentage   of  the  entire
                                 interest  in  the  registered  capital  of  the
                                 Company as set out in column 4 of the  Schedule
                                 2;                                     --------
                                 -
         "RMB"                   Renminbi, the lawfully currency of PRC;

         "Restricted
          Trading Period"        a period of twelve (12) months from the date on
                                 which the Consideration Shares being allotted and issued to the Vendors or their nominees;

         "Sale Interests"        45% of the entire  interest  in the  registered
                                 capital of the Company to be sold by the Vendors to the Purchaser's Nominees;

         "Special
         Audited Accounts"       the  audited   consolidated   profit  and  loss
                                 accounts of the Group for the year ended on the date on which the Restricted Trading Period ends;

         "Tax Indemnity"         the  deed of  indemnity  to be given by each of
                                 the Vendors in favour of the Purchaser and the Group in such form and substance as may be satisfactory and acceptable to the Purchaser;

         "Taxation"              all  forms  of  taxation  whenever  created  or
                                 imposed and whether in the PRC or elsewhere and
                                 without   limiting   the   generality   of  the
                                 foregoing,  includes  all forms of profits tax,
                                 interest  tax,   salaries  tax,  property  tax,
                                 estate  duty,   stamp  duty,   sales  tax,  any
                                 provisional  tax,  customs  and import duty and
                                 any  amount  equal  to any  deprivation  of any
                                 relief,   allowance,   set  off,  deduction  in
                                 computing  profits  or rights to  repayment  of
                                 taxation   granted  by  or   pursuant   to  any
                                 legislation concerning or otherwise relating to
                                 taxation  and also  includes  in  addition  and
                                 without prejudice to the foregoing,  all fines,
                                 penalties,   costs,   charges,   expenses   and
                                 interests relating thereto;

         "US"                    the United States of America;

         "US$"                   United   States   Dollars,   being  the  lawful
                                 currency of the United States of America;

         "Vendors' Solicitors"   Mr. Gu Daihua
                                 Shanghai Z&C Law Office
                                 D/13F, 1 Build Lane 628,
                                 Zhang Yang Road, Shanghai
                                 Tel:58358811,58358822-12
                                 Fax:58358737
                                 Mobile:13301683476

         "Warranties"            the  representations  and warranties set out in
                                 Schedule 3.
                                 ----------

1.2 The headings of this Agreement are inserted for convenience only and shall be ignored in construing this Agreement. Unless the context otherwise requires, references in this Agreement to the singular shall be deemed to include references to the plural and vice versa; references to one gender shall include all genders and references to any person shall include an individual, firm, body corporate or unincorporated.

1.3 References in this Agreement to clauses, schedules and exhibits are references to clauses, schedules and exhibits of this Agreement and references to sub-clauses and paragraphs are unless otherwise stated, references to sub-clauses and paragraphs of the clause, sub-clause or, as appropriate, the schedule or the exhibit in which the reference appears.

1.4 Reference to a "subsidiary" or "holding company" shall be construed in accordance with section 2 of the Companies Ordinance.

1.5 Reference to any Ordinance, regulation or other statutory provision or rules in this Agreement includes reference to such Ordinance, regulation, provision or rule as modified, consolidated or re-enacted from time to time.


2.       SALE AND PURCHASE OF THE SALE INTERESTS
         ---------------------------------------
2.1 Subject to the terms and conditions of this Agreement, each of the Vendors, as beneficial owners of the respective portion of Sale Interests as set out in column 4 of Schedule 2, shall sell and the Purchaser shall, relying on the warranties and indemnities herein contained, purchase or procure its nominee to purchase the Sale Interests, with full title guarantee with effect from the date of this Agreement free from all Encumbrances together with all rights now or hereafter attaching thereto including but not limited to all dividends paid, declared and/or made in respect thereof on or after the date of this Agreement.

2.2 The parties acknowledge and agree that the Vendors will enter into a share transfer agreement with the Purchaser's Nominees as referred to in Clause 3.1(b), pursuant to which the Purchaser's Nominees will be
            -------------
         registered as the beneficiary owner of the Sale Interests in accordance with the instructions of the Purchaser.

2.3 The Purchaser and/or the Purchaser's Nominees shall not be obliged to purchase any portion of the Sale Interests unless the purchase of all the Sale Interests is completed simultaneously.


3.       CONDITIONS
         ----------
3.1      Completion is conditional upon:

         (a) the Purchaser having completed its due diligence (including without limitation, legal, financial and commercial aspects) in respect of the Group referred to in Clause 3.3 below and the results of which are, in the absolute opinion of the Purchaser, satisfactory and acceptable to the Purchaser in all respects;

         (b) the due execution of a share transfer agreement by the Vendors and the Purchaser's Nominees;

         (c) if so required, passing of necessary resolutions by shareholders of the Purchaser at a general meeting approving (i) this Agreement and the transactions contemplated herein and (ii) the allotment and issue of the Consideration Shares to the Vendors credited as fully paid;

         (d) all necessary consents permits and approval (whether governmental, regulatory or otherwise) as may be required under US securities laws or other relevant laws, regulations and rules in US in respect of this Agreement, the allotment and issue of the Consideration Shares and the transactions contemplated hereunder having been obtained by the Purchaser;

         (e) all necessary consents permits and approval (whether governmental, regulatory or otherwise) as may be required in respect of the sale and purchase of the Sale Interests and/or the change of control of the Company having been obtained from the relevant PRC governmental authorities, including but not limited to the new business license for the Company;

         (f) the Purchaser having obtained a legal opinion issued by a lawyer (acceptable to the Purchaser) qualified to practice PRC securities laws (which form and contents are satisfactory and acceptable to the Purchaser at its absolute discretion) in respect of:

              (i)   the  legality  and  validity  of  this   Agreement  and  the
                    transactions contemplated herein;

              (ii) the completion of all necessary procedures and obtaining of all necessary approvals regarding the sale and purchase of the Sale Interests;

              (iii) the  appointment of  Director(s)  nominated by the Purchaser become effective;

              (iv) no change in the permitted scope business of the Company after the transfer of the Sale Interests;

              (v)   all other matters reasonably requested by the Purchaser;

         (g) the Purchaser having obtained a legal opinion issued by a US legal counsel (which form and contents are satisfactory and acceptable to the Purchaser at its absolute discretion) in respect of:

              (i) the legality and validity of this Agreement, allotment and issue of the Consideration Shares and the transactions contemplated herein;

              (ii) the completion of all necessary procedures and obtaining of all necessary approvals regarding the acquisition of the Sale Interests; and

              (iii) all other matters reasonably requested by the Purchaser;

         (h) the Purchaser having obtained a consent letter duly signed by all shareholders and person who has any direct or indirect interest in the registered capital of the Company waiving their respective rights of pre-emption or any other rights they may have in respect of the Sale Interests;

         (i) the due execution of a share transfer and pledge agreement by the Purchaser's Nominees and the Purchaser;

         (j) the Warranties and undertakings under this Agreement are true and accurate and are not misleading in any material aspects at Completion as if repeated at Completion and at all time between the date of this Agreement and the Completion.

3.2 The Vendors shall jointly and severally procure the fulfillment of the condition precedents mentioned in Clauses 3.1(e) above and shall keep
                                             --------------
         the Purchaser fully informed of all their actions and efforts in connection with their obtaining the necessary consents, permits and approvals from the relevant regulatory authorities, including without limitation, providing the Purchaser immediately with all of their correspondence with these relevant regulatory authorities.

3.3      In relation to Clause 3.1(a),  the Vendors shall give and shall procure
                        -------------
         that the Purchaser and/or any persons authorized by it in writing will be given such access to the premises and all books, documents, title deeds, records, returns, approvals, correspondence and accounts of the Company and all members of the Group and all such information relating to the Group as may be reasonably requested by or on behalf of the Purchaser to undertake and conduct a full due diligence (including but without limitation, in all legal, financial and commercial aspects) against the Group and be permitted to take copies of any such books, documents, title deeds, records and accounts and that the directors and employees of all members of the Group shall be instructed to give promptly all such information and explanations to any such persons as aforesaid as may be requested by it or them. For the avoidance of doubt, such due diligence shall not limit or otherwise qualify in any way the obligations and liabilities of the Vendors under Clause 10.
                                                                  ---------

3.4 The Purchaser may at any time by notice in writing to the Vendors waive any of the conditions set out in Clause 3.1. If (a) any of the
                                                -----------
         conditions set out in Clause 3.1 has not been satisfied (or as the case
                               ----------
         may be, waived by the Purchaser) on or before 5:00 p.m. on the Long Stop Date or such later date as the Purchaser may agree; or (b) the Purchaser is not satisfied with the results of the due diligence conducted according to Clause 3.3 and informs the Vendors in writing at
                                ----------
         any time, this Agreement shall cease and determine and the parties to this Agreement shall not have any obligations and liabilities hereunder save for any antecedent breaches of the terms hereof and save that all such reasonable out-of-pocket expenses properly incurred by the Purchaser in connection with the purchase of the Sale Interests or otherwise in connection with the arrangements contemplated under this Agreement shall be borne and paid by the Vendors on demand.


4.       CONSIDERATION
         -------------
4.1 The consideration for the sale and purchase of the Sale Interests shall be the sum of RMB 16.083 million, which shall be satisfied by the Purchaser procuring the Holding Company to allot, issue and credit the Consideration Shares to the Vendors in the Relevant Proportion as fully paid at an issue price of US$0.138 per share upon Completion.

4.2 The Vendors shall notify the Purchaser in writing at least two (2) Business Days before the Completion Date of the name(s) and other particulars of the registered holder(s) of the Consideration Shares and the board lot denomination of the share certificate(s) in respect of the Consideration Shares to be issued to them or their nominee(s) and all necessary information and details as is reasonably required to enable the share registrars of the Holding Company to issue the definitive share certificates for such Consideration Shares upon Completion.

4.3 The Vendors understand that the Consideration Shares will not be registered under the Securities Act. The Vendors also understand that the Consideration Shares are being allotted and issued pursuant to an exemption from registration contained in the Securities Act based in part upon the Vendors' representations contained in this Agreement. The Vendors hereby represent and warrant as follow:

         (a) Vendors bear economic risk: the Vendors have substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Purchaser so that it is capable of evaluating the merits and risks of its investments in the Purchaser and have the capacity to protect its own interests. The Vendors are able to bear the economic risk of this investment;

         (b)  Acquisition  for  own  account:  the  Vendors  are  acquiring  the
              Consideration   Shares  for  their   respective  own  account  for
              investment only, and not with a view towards their distribution;

         (c) Vendors can protect their interest: the Vendors represent that by reason of their management, business or financial experience, the Vendors have the capacity to protect their own interests in connection with the transactions contemplated in this Agreement. Further, the Vendors are aware of no publication of any advertisement in connection with the transactions contemplated in this Agreement;

         (d) Company information: the Vendors have had an opportunity to discuss the Purchaser's business, management and financial affairs with directors, officers and management of the Purchaser and have had the opportunity to review the Purchaser's operations and facilities. The Vendors have also had the opportunity to ask questions of and receive answers from the Purchaser and its management regarding the terms and conditions of this investment;

         (e) Rule 144: The Vendors acknowledge and agree that the Consideration Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Vendors have been advised or are aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions;

         (f) Legends: The Vendors understand and agree that the Purchaser will cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Consideration Shares, together with any other legends that may be required by state or federal securities laws, or by the Articles of Association and Bye laws of the Company, or by any other agreement between the Vendors and the Purchaser or between the Vendors and any third party:

              THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

         (g) Refusal to Transfer: The Purchaser will not be required to (i) transfer on its books any Consideration Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement; or (ii) treat as owner of such Consideration Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Consideration Shares have been so transferred.

4.4 The Purchaser agrees that upon expiry of the Restricted Trading Period and upon presentation of the Consideration Shares to Purchaser, Purchaser will attend to all necessary formalities and registration procedures as may be required under the Securities Act and the applicable State securities law to enable the Consideration Shares becoming freely transferable and resalable.


5.       COMPLETION
         ----------
5.1 Completion shall take place at the PRC office of the Vendors situated at 301-305, Jing Chang Building, No.2, Lane 556, Chang Ping Rd, Shanghai, China on the Completion Date at 2p.m. (or at such other place and time as the parties may agree) when all the acts and requirements set out in this Clause 5 shall be complied with.

5.2 On Completion, each of the Vendors shall jointly and/or severally (as the case may be) deliver or procure the delivery to the Purchaser of all the following:

         (a)  copies,  certified  as true  and  complete  by a  director/  legal representative  of the Company and its relevant  subsidiaries,  of resolutions  of  the  shareholders  /board  of  directors  meeting approving  the matters as  stipulated  in Clauses 5.3,  5.4(c) and
              5.4(d);                                   ------------------------
              ------
         (b   in respect of every member of the Group:

              (i) all constitutional documents, statutory records and minute books (which shall be written up to date as at Completion);

              (ii) all common seals and all rubber stamps, cheque books, cheque stubs and bank statements, receipt books, all current insurance policies (if any), books and accounts and title deeds and evidence of ownerships to all assets and all current contracts and all other accounting records;

              (iii) copies of all tax returns and assessments  (receipted  where the due dates for payment  fell on or before the  Completion
                    Date); and

              (iv) all other papers, correspondence and documents relating to the Group which are in the possession of or under the control of any of the Vendor;

                     provided that, if the Purchaser so agrees, delivery of all documents and records as referred to in this Clause 5.2(b)
                                                                          ------
                     shall be deemed to have been effected where they are situated in premises and shall continue to be in the sole occupation of the relevant member of the Group following Completion or otherwise in the custody of persons who shall remain officers and/or employees of such member of the Group following Completion;

         (c)  the Tax Indemnity duly executed by each of the Vendors.

5.3 On Completion, the Vendors shall procure a meeting of the shareholders of the Company at which such matters shall be dealt with and resolved upon as the Purchaser shall require for the purposes of giving effect to the provisions of this Agreement including:

         (a)  approving the sale and purchase of the Sale Interests;

         (b) appointing nominee(s) of the Purchaser to be Director(s) and of the Company;

         (c) amending the memorandum and articles of association of the Company as may be required by the Purchaser to effect the transactions contemplated hereunder; and

         (d) procure the resignation of such existing Director(s) of the Company as the Purchaser shall specify and that each person shall confirm under seal that they have no claim against the Company for compensation for loss of office or any other claim.

5.4      On Completion, each of the Vendors shall jointly procure that:

         (a) all registration procedures as may be required under the PRC law in respect of the transfer of the Sale Interests by the Vendors to the Purchaser's Nominees shall be completed within reasonable time;

         (b) a new articles of association of the Company shall be signed by the Purchaser's Nominees and filed with the relevant local Administration of Industry and Commerce which shall state that the Purchaser's Nominees hold 45% interest in the registered capital of the Company;

         (c) a board meeting of each subsidiary of the Company shall be held at which such matters shall be dealt with and resolved upon as the Purchaser shall require for the purposes of giving effect to the provisions of this Agreement, including appointing such persons as the board of directors may determine to be new director(s); and

         (d) such existing directors, supervisor(s) and the secretary of each subsidiary of the Company as the Purchaser shall specify shall resign as directors, supervisor(s) and the secretary of such relevant subsidiary of the Company and that each such person shall confirm under seal that they have no claim against the relevant subsidiary for compensation for loss of office or any other claim whatsoever.

5.5      Against  performance  of the  obligations  by the Vendors under Clauses
                                                                         -------
         5.2, 5.3 and 5.4 above, the Purchaser shall:
         ----------------------

         (a) procure the allotment and issue to each of the Vendors (or their respective nominees) the Consideration Shares in the Relevant Proportion and immediately thereafter to register each of the Vendors (or their respective nominees) as a member of the Purchaser;

         (b) cause to be delivered to each of the Vendors certified copy of instructions to the share registrar of the Holding Company for the issue of definitive share certificates of title in respect of the Consideration Shares in the Relevant Proportion in the respective names of the Vendors or their respective nominee(s); and

         (c) deliver to each of the Vendors a certified copy of the directors' resolutions of the Purchaser approving:

              (i) the acquisition of the Sale Interests and the terms and conditions of this Agreement; and

              (ii)  the issue and allotment of the Consideration Shares.

5.6 If the Vendors shall fail to do anything required to be done by them under Clauses 5.2, 5.3 and 5.4, without prejudice to any other right or
               ------------------------
         remedy available to the Purchaser, the Purchaser may:

         (a) defer Completion to a day not later than 14 days after the date fixed for Completion (and so that the provisions of this paragraph
              (a) shall apply to Completion as so deferred); or

         (b) proceed to Completion so far as practicable but without prejudice to the Purchaser's rights to the extent that the Vendors shall not have complied with their obligations hereunder; or

         (c)  rescind this Agreement without liability on its part.

5.7      Clauses 6 to Clause 17 shall survive the Completion.
         ---------    ---------

6.       MANAGEMENT OF THE COMPANY
         -------------------------
6.1 Upon Completion, the business and operations of the Group shall be managed by the Board.

6.2 The chairman of the Board and the legal representative of the Company shall be nominated and appointed by the Board. The chairman of the Board and the legal representative of the Company shall initially be [ss.o+/-W+/-W].

6.3 The Board shall comprise of five Directors. The Purchaser's Nominees shall be entitled to nominate and appoint two Directors at any time by written notice addressed to the Company.

6.4 The quorum for meetings of the Board shall be two, of whom one shall be a Director nominated by the Purchaser's Nominees.

6.5 Unless otherwise unanimously agreed by all Directors, meetings of the Board shall be held at least once in each quarter.

6.6 At least 7 days' written notice of each meeting of the Board shall be given to each Director and alternate director specifying the date, time and place of the meeting and the business to be transacted thereat with all documents and papers to be distributed in such meeting attached, provided that if Directors and their nominated alternates who would constitute a quorum at any meeting agree to a shorter period of notice, then such meeting shall be deemed to be properly called.

6.7 The financial controller and/or the chief financial officer of the Company shall be nominated and appointed by the Purchaser's Nominees.

6.8 Save with the consent of the Purchaser, the Vendors shall not sell or otherwise dispose of any of their remaining interests in the Company.

6.8 So far as the Vendors remain as shareholders of the Company, each of the Vendors undertakes that he/she/it shall procure and take all actions to ensure that all obligations under Clauses 6.8 be duly executed, done and/or performed.


7.       DISPOSAL OF CONSIDERATION SHARES
         --------------------------------
         Each of the  Vendors  agrees and  acknowledges  that the  Consideration
         Shares are subject to the United States Securities and Exchange Commission ("SEC") Rule 144 and in particular, hereby jointly and severally undertakes to and covenants with the Purchaser and the Holding Company that it will not, during the Restricted Trading Period, dispose of (including without limitation by the creation of any option, charge or other Encumbrance or rights over or in respect of) any of the Consideration Shares or any interests therein owned by it/him/her or in which it/he/she is, directly or indirectly, interested immediately after Completion or dispose of (including without limitation by the creation of any option, charge or other encumbrance or rights over or in respect of) any shares in any company controlled by it/he/she which is the beneficial owner of the Consideration Shares.


8.       FURTHER UNDERTAKING OF THE VENDORS
         ----------------------------------
8.1 (HuaQing Economics Development Company Limited) is a domestic joint venture company established in the PRC and is beneficially owned as to 50% by (HuaQing Economics Development Company), 16.67% by (HuaChen Computer Company Limited)] and the remaining 33.33% by . Each of the Vendors is a beneficial owner of certain interests in the registered capital of (HuaQing Economics Development Company).

8.2      The Vendors hereby jointly and severally undertake to procure that:

         (a) a new domestic joint venture company ("New JV Company") with a registered share capital of not less than RMB 6 million will be established within three 3 months after the date of this Agreement and the Purchaser's Nominees will become the beneficial owner of

              45% interest in the registered capital of the New JV Company and the remaining 55% interest in the registered capital of the New JV Company will be owned by the existing shareholders of the Company; for the avoidance of doubt, the Vendors will, at their costs and expenses, be responsible for all the contribution to the registered capital of the New JV Company and the Purchaser's Nominees will not be required to make any contribution or be responsible for any other expenses;

         (b) [all tangible and intangible assets and business currently owned by u0(2)M gAUuo(R)i|(3)--*1/2(Y)q(HuaQing Economics Development Company Limited) will be transferred to the New JV Company and all existing shareholders (and each of their respective ultimate beneficial owners) of u0(2)M gAUuo(R)i|(3)--*1/2(Y)q(HuaQing Economics Development Company Limited) will consent to such transfer and attend to all necessary formalities and procedures to effect such transfer;]

         (c) the registered capital of the New JV Company will be fully paid-up and that the New JV Company shall have incurred no debt or liabilities without the written consent of the Purchaser; and

         (d) all necessary formalities and registration procedures for the formation of the New JV Company as may be required under the PRC law will be duly complied with and all necessary documentation in relation thereto will be executed and performed by the relevant parties to the satisfaction of the Purchaser.

8.3 The Purchaser agrees that, within five (5) Business Days after the fulfillment of the undertakings as set out Clause 8.2 to its
                                                            -----------
         satisfaction, it will procure the Holding Company to allot and issue 1,833,992 ordinary shares in the share capital of the Holding Company to the Vendors or their nominees in addition to the Consideration Shares.

8.4      For the avoidance of doubt, this Clause 8 shall survive the Completion.


9.       REPURCHASE OPTION
         -----------------
9.1      If, according to the Special Audited Accounts, the Company either:

         (a) fails to attain a Net Profit exceeding the Guaranteed Net Profit or fails to achieve the Guaranteed Turnover during the Restricted Trading Period; or

         (b)  making  loss  in any  single  quarter  in the  Restricted  Trading
              Period,

         then the Purchaser may at its sole and absolute discretion, within three (3) months from the issue of the Special Audited Accounts, by notice in writing ("Purchaser's Repurchase Notice") to the Vendors, request the Vendors to repurchase the Sale Interests and the Vendors shall transfer to the Purchaser or its nominee all of the Consideration Shares which have been issued pursuant to Clause 4.1 and Clause 8.3
                                                       ----------     ----------
         free from Encumbrances in consideration of all beneficial and equitable interest in the registered capital of the Company then held by the Purchaser and/or the Purchaser's Nominees being transferred to the Vendors.

9.2 If, upon expiry of the Restricted Trading Period, the return accrued or derived from the Consideration Shares is less than the return accrued or derived from the Sale Interests, then the Vendors may at its sole and absolute discretion, within three (3) months from the issue of the Special Audited Accounts, by notice in writing ("Vendors' Repurchase Notice") to the Purchaser, request the Purchaser to repurchase the
         Consideration Shares and transfer to the Vendors all beneficial and equitable interest in the registered capital of the Company then held by the Purchaser and/or the Purchaser's Nominees in consideration of all of the Consideration Shares which have been issued pursuant to Clause 4.1 and Clause 8.3 free from Encumbrances being transferred to
         ----------     ----------
         the Purchaser.

9.3 The Vendors shall, within 7 days from the date of the Purchaser's Repurchase Notice or the Vendors' Repurchase Notice (as the case may be), deliver to or cause to be delivered to the Purchaser the following in respect of the relevant Consideration Shares:

         (a) duly executed transfer instruments and contract notes in favour of the Purchaser or its nominees together with the relevant share certificates; and

         (b) such other documents as may be reasonably required to give good title to the Consideration Shares free from Encumbrances to enable the Purchaser or its nominees (or as it may nominate) to become the registered holder thereof, against which the Purchaser shall transfer and assign or procure the transfer and assign to the Vendors of all equitable and beneficial interest and all shareholding in the Company then held by it and/or the Purchaser's Nominees.

9.4      For the  purposes of this Clause 9, return  accrued or derived from the
                                   --------
         Consideration Shares or the Sale Interests respectively shall be calculated by reference to:

         (a) the multiple of the average closing price of the Consideration Shares for the last thirty (30) trading days including the date on which the Restricted Trading Period ends and the number of the Consideration Shares; and

         (b) 45% of the net assets value of the Company as at the date on which the Restricted Trading Period ends according to the Special Audited Accounts.

10.      WARRANTIES
         ----------
10.1 Each of the Vendors hereby jointly and severally represents and warrants to the Purchaser that the Warranties are true and accurate in all respects as at the date of this Agreement and will continue to be so up to and including Completion and agree to use their best endeavours (including taking such remedial action as may be necessary) to ensure that the Warranties have remained and will remain true and accurate in all respects from date of signing of this Agreement up to the time of Completion and acknowledges that the Purchaser, in entering into this Agreement, is relying on, inter alia, such Warranties. For the avoidance of doubt, the liabilities and obligations of each of the Vendors under the Warranties shall in no circumstances be lessened, modified, relieved or otherwise reduced due to any actual or constructive knowledge of the Purchaser of any facts or events relating to the business, operations or otherwise of the Group, whether such knowledge is gained in the course of the due diligence conducted under Clause 3.3 or otherwise.
         ----------
10.2 Each of the Vendors agrees that the Purchaser shall treat each of the Warranties as a condition of this Agreement. In addition, each of the Warranties is without prejudice to any other Warranty and, except where expressly otherwise stated, no provision in any Warranty shall govern or limit the extent or application of any other provision in any Warranty.

10.3 Each of the Vendors agrees to fully indemnify and keep the Purchaser and its assignee fully indemnified on demand from and against all losses, liabilities, damages, costs and expenses (including legal expenses) which the Purchaser and its assignee may incur or sustain from or in consequence of any of the Warranties not being correct or fully complied with. This indemnity shall be without prejudice to any other rights and remedies of the Purchaser and its assignee in relation to any such breach of Warranties and all such rights and remedies are hereby reserved.

10.4 The Warranties shall survive Completion and the rights and remedies of the Purchaser in respect of any breach of the Warranties shall not be affected by Completion or by any investigation made by or on behalf of the Purchaser into the affairs of the Group or by the Purchaser rescinding, or failing to rescind this Agreement, or failing to exercise or delaying the exercise of any right or remedy, or by any other event or matter whatsoever, except a specific and duly authorised written waiver or release and no single or partial exercise of any right or remedy shall preclude any further or other exercise.

10.5 The Purchaser shall be entitled to take action both before and after Completion in respect of any breach or non-fulfillment of any of the Warranties and Completion shall not in any way constitute a waiver of any right of the Purchaser.

10.6 Each of the Vendors undertakes in relation to any Warranty which refers to the knowledge, information or belief of each of the Vendors that it has made full enquiry into the subject matter of that Warranty and that they do not have actual or constructive knowledge, information or belief that the subject matter of that Warranty may not be correct, complete or accurate.

10.7 If at any time before Completion the Vendors or any of them come to know of any fact or event which:

         (a) is in any way inconsistent with any of the undertakings given by the Vendors, and/or

         (b) suggests that any fact warranted may not be as warranted or may be misleading; and/or

         (c) might affect the willingness of a prudent purchaser for value of the Sale Interests to complete its purchase or the amount of the consideration which such purchaser would be prepared to pay for the Sale Interests;

              the Vendors shall give immediate written notice thereof to the Purchaser in which event the Purchaser may within 14 days of receiving such notice rescind this Agreement by written notice to each of the Vendors.

10.8 If at any time before Completion, the Purchaser finds that any of the Warranties is incorrect or has not been or is (in the reasonable opinion of the Purchaser) incapable of being rectified the Purchaser may rescind this Agreement by written notice to each of the Vendors.

10.9 The Purchaser's rights under the above clauses are in addition to and without prejudice to all other rights and remedies available to it and its exercise of or its failure to exercise its rights under any of the above clauses shall not constitute a waiver of or prejudice any of its other rights under this Agreement.


11.      VENDORS' UNDERTAKINGS
         ---------------------
11.1 Each of the Vendors jointly and severally undertakes that the Vendors will not directly or indirectly either alone or jointly with or as manager or agent of any person and whether or not for gain, carry on, engage or in any way be interested in any business that is similar to and/or in competition with the business of the Company and/or any of its subsidiaries for a period of three (3) years commencing from the date on which the Restricted Trading Period ends.

11.2 The Vendors covenant and undertake that prior to Completion and without the prior written consent of the Purchaser, the Vendors shall procure that the Company and each member of the Group shall not:

         a. incur any expenditure on capital account or enter into any option in respect of any part of its assets;

         b. dispose of or agree to dispose of or grant any option in respect of any part of its assets;

         c. borrow any money or make any payments out of or drawings on its bank account(s) other than routine payments;

         d.   enter into any unusual or abnormal contract or commitment;

         e.   make any loan;

         f. enter into any leasing, hire, purchase or other agreement or arrangements for payment on deferred terms;

         g. declare, make or pay any dividend or other distribution or do or suffer anything which may render its financial position less favourable than as at the date of this Agreement;

         h. grant or issue or agree to grant or issue any mortgages, charges, debentures or other securities or give or agree to give any guarantees or indemnities;

         i. make any change in the terms and conditions of employment or pension benefits of any of its directors or employees or employ or terminate (other than for good cause) the employment of any person;

         j. create, issue or grant any option in respect of any class of share or loan capital or agree so to do;

         k. in any other way depart from the ordinary course of its respective day-to-day business either as regards the nature scope or manner of conducting the same;

         l. voluntarily contravene or fail to comply with any material obligation, statutory or otherwise; and

         m. do anything whereby its financial position will be rendered less favourable than at the date hereof.

11.3 Each of the Vendors agrees to fully indemnify and keep each member of the Group and/or the Purchaser and its assignee fully indemnified on demand from and against all losses, liabilities, damages, costs and expenses (including legal expenses) which any member of the Group and/or the Purchaser and its assignee may incur or sustain from or in consequence of any liabilities of the Group, whether actual or contingent including without limitation, the diminution of the value
         (including without limitation, the net assets value or expected profits) of the Group, arising from any act or omission or otherwise incurred on or before the Completion Date.


12.      ACCESS TO INFORMATION
         ---------------------
         Each of the Vendors shall assist the Purchaser, its agents, representatives and professional advisers in obtaining promptly on request full access to all such facilities and information regarding the business, assets, liabilities, contracts and affairs of the Group and other evidence of ownership of the assets owned by the Group as the Purchaser may require.

13.      FURTHER ASSURANCE
         -----------------
         Each of the Vendors shall execute, do and perform or procure to be executed, done and performed by other necessary persons all such further acts, agreements, assignments, assurances, deeds and documents as the Purchaser may require effectively to vest the registered and beneficial ownership of the Sale Interests in the Purchaser free from all Encumbrances and with all rights now and hereafter attaching thereto.

14.      CONFIDENTIALITY AND ANNOUNCEMENTS
         ---------------------------------
14.1 Each of the parties undertakes to the others that it will not, at any time after the date of this Agreement, divulge or communicate to any person other than to its professional advisers, or when required by law or any rule of any relevant stock exchange body or regulatory authorities, or to its respective officers or employees whose province is to know the same any confidential information concerning the business, accounts, finance or contractual arrangements or other dealings, transactions or affairs of any of the others which may be within or may come to its knowledge and it shall use its best endeavours to prevent the publication or disclosure of any such confidential information concerning such matters.

14.2 No public announcement or communication of any kind shall be made in respect of the subject matter of this Agreement unless specifically agreed between the parties or unless an announcement is required pursuant to the applicable laws and the regulations or the requirements of any relevant stock exchange or any other regulatory body or authority. Any announcement by any party required to be made pursuant to any relevant laws or regulation or the requirements of the relevant stock exchange or any other regulatory body or authority shall be issued only after such prior consultation with the other party as is reasonably practicable in the circumstances.

15.      GENERAL
         -------
15.1 This Agreement constitutes the entire agreement between the parties hereto with respect to the matters dealt with herein and supersedes all previous agreements, arrangements, statements, understandings or transactions between the parties hereto in relation to the matters hereof and the parties acknowledge that no claim shall arise in respect of any agreement so superseded.

15.2 Any variation to this Agreement shall be binding only if recorded in a document signed by all the parties hereto.

15.3 Time shall be of the essence of this Agreement but no failure by any party to exercise, and no delay on its part in exercising any right hereunder will operate as a waiver thereof, nor shall any single or partial exercise of any right under this Agreement (including a settlement with the Vendor) preclude any other or further exercise of it or the exercise of any right or prejudice or affect any right against any person under the same liability whether joint, several or otherwise. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

15.4 The obligations, liabilities (including without limitation, breach of Warranties) and undertakings of the Vendors shall be joint and several.

15.5 This Agreement shall be binding upon and ensure for the benefit of the successors of the parties but shall not be assignable.

15.6 All provisions of this Agreement, in so far as the same shall not have been performed at Completion, shall remain in full force and effect notwithstanding Completion.

15.7 If any provision of this Agreement shall be held to be illegal or unenforceable, the enforceability of the remainder of this Agreement shall not be affected.

15.8 Time shall be of the essence as regards any date or period mentioned in this Agreement and any date or period substituted for the same by agreement of the parties hereto or otherwise.

16.      NOTICES
         -------
16.1 Any notice, claim, demand, court process, document or other communication to be given under this Agreement (collectively "communication" in this Clause 16) shall be in writing in the English
                                   ---------
         language and may be served or given personally or sent to the address or facsimile numbers (if any) stated after the relevant party's name in
         Schedule 4 or to such other  address as may have been last  notified in
         ----------
         writing by such party to the party serving the communication specifically referring to this Agreement. All communications shall be served by the following means and the addressee of a communication shall be deemed to have received the same within the time stated adjacent to the relevant means of dispatch:

         Means of dispatch               Time of deemed receipt
         -----------------               ----------------------
         Local mail or courier           24 hours
         Facsimile                       on receipt of a satisfactory  report of
                                         transmission printed out by the sending
                                         machine
         Air courier/Speedpost           3 days
         Airmail                         5 days

         Provided that in the case of delivery by hand or by fax which occurs after 6:00 p.m. on a Business Day or a day which is not a Business Day, service thereof shall be deemed to occur at 9:30 a.m. on the next following Business Day.

16.2     A  communication  served in accordance with Clause 16.1 shall be deemed
                                                     -----------
         sufficiently served and in proving service and/or receipt of a communication it shall be sufficient to prove that such communication was left at the addressee's address or that the envelope containing such communication was properly addressed and posted or dispatched to the addressee's address or that the communication was properly transmitted by facsimile to the addressee.

16.3     Nothing in this Clause 16 shall  preclude the service of  communication
                         ---------
         or the proof of such service by any mode permitted by law.

17.      COSTS AND STAMP DUTY
         --------------------
17.1 Each party shall bear its own costs and expenses (including legal fees) incurred in connection with the preparation, negotiation, execution and performance of this Agreement and all documents incidental or relating to Completion.

17.2 All stamp duty (if any) payable in connection with the sale and purchase of the Sale Interests shall be borne by the Vendors and the Purchaser in equal shares.

18.      GOVERNING LAW AND JURISDICTION
         ------------------------------
18.1 This Agreement shall be governed by and construed in accordance with the laws of Hong Kong.

18.2 In relation to any legal action or proceedings to enforce this Agreement or arising out of or in connection with this Agreement ("proceedings") each of the parties submits to the jurisdiction of the High Court of Hong Kong and waives any objection to proceedings in that court on the grounds of venue or on the grounds that the proceedings have been brought in any inconvenient forum.

18.3 These submissions shall not affect the right of any party to take proceedings in any other jurisdiction nor shall the taking of proceedings in any jurisdiction preclude any party from taking proceedings in any other jurisdiction.

18.4 Each of the Vendors hereby irrevocably appoints Mr.Chaong Kai of Flat H, 27th Floor, Tang Kung Mansion, 31 Taikoo Shing Road, Hong Kong as its process agent to receive on its behalf service of any writ, summons, order, judgment or other notice of legal process in Hong Kong. Such service shall be deemed completed on delivery to such process agent (whether or not it is forwarded to and received by the Vendors). If for any reason such process agent ceases to be able to act as process agent, or no longer has an address in Hong Kong, each of the Vendors irrevocably agrees to appoint a substitute process agent with an address in Hong Kong and to deliver to the Purchaser a copy of the new process agent's acceptance of that appointment within 30 days. Nothing herein contained shall affect the right to serve process in any other manner permitted by law.

19.      LEGAL REPRESENTATION
         --------------------
         Each party confirms and acknowledges to the other that he/she/it has sought separate legal representation and is fully aware of the provisions of this Agreement and the transactions contemplated herein before entering into this Agreement.


20.      COUNTERPARTS
         ------------
         This Agreement may be executed in one or more counter parts each of which shall be binding on each party by whom or on whose behalf it is so executed, but which together shall substitute a single instrument. For the avoidance of doubt, this Agreement shall not be binding on any party hereto unless and until it shall have been executed by or on behalf of all persons expressed to be a party hereto.

                                   SCHEDULE 1
                                   ----------
                           Particulars of the Company
                           --------------------------

1.  Date of incorporation          :    10 July 2000

2.  Place of incorporation         :    PRC

3.  Registration No.               :    3101062011473

4.  Registered capital             :    RMB20,000,000

5.  Registered Address             :    1486  2 211

5.  Nature                         :    domestic joint venture company with
                                        limited liability

6.  Legal Representative           :

7.  Directors                      :








8.  Financial year end             :    31 December

9.  Auditors                       :

10. Scope of Business              :    Computer hardware, software, components
                                        and services; electronic products,
                                        biotech and health products; foods.

                                   SCHEDULE 2
                                   ----------

                                   The Vendors
                                   -----------

Name                 Amount of         Amount Sale        Percentage
----                ----------         -----------        ----------
                    registered          Interests      of Sale Interests
                    ----------          ---------      -----------------
                   capital paid       beneficially     to the entire issued
                   ------------       ------------     --------------------
                   up by each of      owned by each    share capital of the
                   -------------      -------------    --------------------
                 the Vendors (RMB)    of the Vendors         Company
                 -----------------    --------------         -------

                    3,070,000           1,600,000              8.0%
                    3,070,000           1,600,000              8.0%
                    3,070,000           1,600,000              8.0%
                    3,070,000           1,600,000              8.0%
                    2,500,000           1,300,000              6.5%
                    2,500,000           1,300,000              6.5%
Other shareholder   2,720,000              N/A                 N/A
of the Company   ------------------------------------------------------------


Total:             20,000,000           9,000,000               45%

                                   SCHEDULE 3
                                   ----------
                                   Warranties
                                   ----------
1.       INTERPRETATION
         --------------
(A)      In this schedule where the context admits:

         "Accounts" means the consolidated balance sheet of the Group made up as at the Balance Sheet Date and the consolidated profit and loss accounts of the Company and its subsidiaries for the year ended on the Balance Sheet Date, true copies of which are attached hereto marked "Appendix";

         "Balance Sheet Date" means 31 December 2002;

         "Connected Persons" shall have the meaning ascribed thereto in the Listing Rules;

         "Intellectual Property" means patents, trademarks, service marks, trade names, registered designs, designs, copyrights and other forms of intellectual or industrial property (in each case in any part of the world and whether or not registered or registrable and for the full period thereof and all extensions and renewals thereof and applications for registration of or otherwise in connection with the foregoing), know-how, inventions, formulae, confidential or secret processes and information, computer programs and software, and any other protected rights and assets, and any licences and permissions in connection therewith;


(B)      All  references in this Schedule 3 to the Company,  other than those in
                                 ----------
         paragraphs 3(B), 4(A) and 4(C) shall be read and construed as a reference to the Company and each of its subsidiaries.


2.       INFORMATION
         -----------
(A)      Disclosures
         -----------
         The facts and information set out in the recitals and, the Schedules and all documents attached are true and all information which has been provided in writing to the Purchaser or its representatives or advisers by the Vendors or by any Director, officer or other official of the Company by its professional advisers or other agents was when given and is now true and accurate in all material respects. There is no fact or matter which has not been disclosed which renders any such information untrue, inaccurate or misleading or the disclosure of which might reasonably affect the willingness of a willing purchaser to purchase the Sale Interests in accordance with the provisions of this Agreement.

(B)      Assessment of prospects
         -----------------------
         The information disclosed to the Purchaser or its representatives or professional advisers, by the Vendors and the directors, officers or other officials of the Company regarding its current status or prospects comprises all information which is material for the reasonable assessment of the financial and trading prospects of the Company or the Group as a whole.

3.       COMPLIANCE AND ABILITY TO SELL
         ------------------------------
(A)      Constitution of each member of the Group
         ----------------------------------------
         The copy of the memorandum and articles of association of the Company which have been provided to the Purchaser are true and complete in all respects and have embodied in them or annexed to them a copy of every such resolution and agreement required by law to be annexed thereto and the Company has at all times carried on its business and affairs in all respects in accordance with its respective memorandum and articles of association and all such resolutions and agreements.

(B)      Statutory compliance
         --------------------
         The Company is a domestic joint venture company with limited liability duly established and validly existing under the laws of the PRC and has the corporate powers and authorises to carry on the business presently carried on by it and to own and hold the assets used therewith.

         Each member of the Group are duly established and validly existing under the laws of the place of its incorporation and has the corporate powers and authorises to carry on the business presently carried on by it and to own and hold the assets used therewith.

         Each member of the Group has complied with the provisions of all applicable laws, regulations (and all orders notices and directions made thereunder) and all applicable codes or practices. All returns, particulars, resolutions and other documents required to be filed with or delivered to the registrar of companies or to any other authority whatsoever by the relevant member of the Group have been correctly and properly prepared and so filed or delivered.

(C)      Power to sell
         -------------
         Each of the Vendors has full power to enter into and perform this Agreement and the Tax Indemnity respectively and this Agreement and the Tax Indemnity will constitute binding obligations on each such party, enforceable in accordance with their terms.

4.       CAPITAL STRUCTURE
         -----------------
(A)      Capital of the Company
         ----------------------
         The Sale Interests together constitute 45% of the registered capital of the Company as at the date of this Agreement and are fully paid up. There is no Encumbrance or other form of agreement (including conversion rights and rights of pre-emption) on, over or affecting the Sale Interests and there is no agreement or commitment to give or create any of the foregoing, and no claim has been made by any person to be entitled to any of the foregoing, and no person has the right (whether exercisable now or in the future and whether contingent or not) to call for any portion of the capital of the Company under any of the foregoing.

(B)      Ownership
         ---------
         All the Sale Interests are solely legally and beneficially owned by and registered in the names of the Vendors in the proportions set out in column 3 of Schedule 2 and are free from any Encumbrance and there are
                     ----------
         no arrangements in force or claimed entitling or allegedly entitling any person to any Encumbrance.

(C)      Connected business
         ------------------
         Save as disclosed, the Company:

         (i) does not have any subsidiary and there is no company, partnership or unincorporated business or association in which the Company owns or controls (whether directly or indirectly through another company) any interests therein;

         (ii) has not been and has not agreed to become a subsidiary of any other company or under the control of any group of companies or consortium;

         (iii)has not at any time been and has not agreed to become a member of any partnership, joint venture, consortium or other unincorporated business or association; and

         (iv) has no branch, place of business, permanent establishment or substantial assets outside the PRC.

5.       ACCOUNTS
         --------
(A)      General
         -------
         The Accounts:

         (i) were prepared in accordance with the requirements of all relevant laws, statutes, with good accounting principles and practices generally accepted at the date hereof in the PRC for companies carrying on a similar business to that of the Group, comply with all relevant statements of standard accounting practice and accounting guidelines issued by the relevant authorities, are prepared on a basis consistent with preceding accounting periods of the Group and with the books of account of the Group and are true and accurate in all material respects;

         (ii) disclose a true and fair view of the assets and liabilities of the Group at the Balance Sheet Date and of its profits for the financial year ended on such date;

         (iii)contain full provision or reserve for bad and doubtful debts, burdensome contracts or other obligations, obsolescent or slow moving stocks and for depreciation on fixed assets, which provision or reserve was when made and is now adequate;

         (iv) contain a note of all capital commitments (if any) of the Company and its subsidiaries at the Balance Sheet Date, which note was when made and is now adequate, fair and not misleading; and

         (v) contain full provision or reserves (as appropriate) for all Taxation.

(B)      Liabilities
         -----------
         At the Balance Sheet Date, the Group had no liabilities known, actual or contingent (including contingent liabilities to customers and contingent liabilities for Taxation) which were not disclosed, noted or provided for in the Accounts.

(C)      Stock valuation
         ---------------
         The stock-in-trade shown in the Accounts has been valued at the lower of cost and net realisable value and includes no redundant, obsolete or unsaleable items and no items which are the subject of any dispute (other than minor disputes in the ordinary course of business) with a supplier or customer. The basis of valuation of the stock-in-trade has remained in all material respects consistent with that adopted for the purpose of the Group's consolidated accounts at the beginning and end of each of the accounting periods of the Group since its incorporation.

(D)      Plant and machinery etc.
         ------------------------
         All the fixed and loose plant and machinery, equipment, furniture, fittings and vehicles used by the Group at the Balance Sheet Date are reflected in the Accounts, were at the Balance Sheet Date and (except for such items as have been disposed of or realised by the Group in the ordinary course of business) remain in the absolute beneficial ownership of the Group and are free from any Encumbrance, hire or hire purchase agreement or leasing agreement or agreement for payment on deferred terms and (apart from depreciation in the ordinary course of business) their value is not less than at the Balance Sheet Date and none has been acquired for any consideration in excess of its net realisable value at the date of such acquisition or otherwise than by way of a bargain at arm's length.

(E)      Profits
         -------
         The profits of the Group for the two years ended on the Balance Sheet Date as shown by the Accounts and by the audited accounts of the Group for previous periods delivered to the Purchaser and the trend of profits shown by them have not (except as disclosed in them) been affected to a material extent by inconsistencies of accounting practices, by the inclusion of non-recurring items of income or expenditure, by transactions entered into otherwise than on normal commercial terms or by any other factors rendering such profits for all or any of such periods exceptionally high or low.

(F)      Depreciation
         ------------
         Depreciation of the fixed assets of the Group has been made at a rate sufficient to write down the value of such assets to nil not later than the end of their useful working lives and no fixed asset has attributed to it a value exceeding the current market value thereof at the Balance Sheet Date.

(G)      Books of account
         ----------------
         All accounts, books, ledgers, financial and other necessary records of whatsoever kind of the Group (including all invoices and other records required for tax):

         (i) have been fully, properly and accurately maintained, are in the possession of the relevant company and contain true and accurate records of all matters including those required to be entered in them by applicable laws and no notice or allegation that any of the same is incorrect or should be rectified has been received;

         (ii) do  not  contain  or  reflect   any   material   inaccuracies   or
              discrepancies;

         (iii)give and reflect a true and fair view of the matters which ought to appear in them and in particular of the financial, contractual and trading position of the relevant company and of its plant and machinery, fixed and current assets and liabilities (actual and contingent), debtors and creditors and stock-in trade; and

         (iv) contain accurate information in accordance with generally accepted accounting principles in the PRC relating to all transactions to which any member of the Group has been a party and the Accounts do not overstate the value of any asset or understate any liability of the Group at the Balance Sheet Date.

6.       POST BALANCE SHEET DATE EVENTS
         ------------------------------
         Since the Balance Sheet Date, each member of the Group:

(A)      Business
         --------
         has carried on its business in the ordinary and usual course and without entering into any transaction, assuming any liability or making any payment not provided for in the Accounts which is not in the ordinary course of business and without any interruption or alteration in the nature, scope or manner of its business and nothing has been done which would be likely to prejudice the interests of the Purchaser as a prospective purchaser of the Sale Interests;

(B)      Financial position and prospects
         --------------------------------
         has not experienced any deterioration in its financial or trading position or prospects or turnover or suffered any diminution of its assets by the wrongful act of any person and the value of its net assets is not less than the value of its net assets as at the Balance Sheet Date as shown by the Accounts and each member of the Group has not had its business, profitability or prospects adversely affected by the loss of any important customer or source of supply or by any abnormal factor not affecting similar businesses to a like extent and there are no facts which are likely to give rise to any such effects;

(C)      Assets and liabilities
         ----------------------
         has not acquired or disposed of or agreed to acquire or dispose of any assets or assumed or incurred or agreed to assume or incur any liabilities (actual or contingent) otherwise than in the ordinary course of business;

(D)      Distributions and loan repayments
         ---------------------------------
         has not declared, made or paid any dividend, bonus or other distribution of capital or income (whether a qualifying distribution or otherwise) and (excluding fluctuations in overdrawn current accounts with bankers) no loan or loan capital of any member of the Group has been repaid in whole or in part or has become due or is liable to be declared due by reason of either service of a notice or lapse of time or otherwise howsoever;

(E)      Liability to tax
         ----------------
         has not carried out or entered into any transaction and no other event has occurred in consequence of which (whether alone or together with any one or more transactions or events occurring before, on or after the date of this Agreement) any liability of the Group to Taxation has arisen or will arise (or would have arisen or would or might arise but for the availability of any relief, allowance, deduction or credit) other than profits tax on the actual income (not chargeable gains or deemed income) of the relevant member of the Group arising from transactions entered into in the ordinary course of business;

(F)      Employees
         ---------
         has not made any change to the remuneration, terms of employment, emoluments or pension benefits of any present or former director, officer or employee of the Group who on the Balance Sheet Date was entitled to remuneration in excess of US$10,000 (or its equivalent in any other currency) per annum and has not appointed or employed any additional director, officer or employee entitled as aforesaid;

(G)      Debts
         -----
         has not waived or released any debts in whole or in part and has not written off debts in an amount exceeding US$10,000 (or its equivalent in any other currency) in the aggregate;

(H)      Contracts
         ---------
         has not entered into contracts involving capital expenditure in an amount exceeding in the aggregate US$10,000 (or its equivalent in any other currency);

(I)      Resolutions
         -----------
         has not passed any resolution whether in general meeting or otherwise;

(J)      Third party rights
         ------------------
         has not become aware that any event has occurred which would entitle any third party to terminate any contract or any benefit enjoyed by it or call in any money before the normal due date therefor;

(K)      Stock-in-trade
         --------------
         has not purchased stocks in quantities or at prices materially greater than was its practice prior to the Balance Sheet Date;

(L)      Creditors
         ---------
         has paid its creditors within the times agreed with such creditors and does not have any debts outstanding which are overdue for payment by more than four weeks;

(M)      Borrowings
         ----------
         has not borrowed or raised any money or taken any financial facility (except such short term borrowings from bankers as are within the amount of any overdraft facility which was available to the relevant member of the Group at the Balance Sheet Date) or since the Balance Sheet Date renegotiated or received any notice from any banker that such banker wishes to renegotiate any overdraft facility available to the Group at the Balance Sheet Date;

7.       TRANSACTIONS WITH VENDORS, DIRECTORS AND CONNECTED PERSONS
         ----------------------------------------------------------
(A)      Loans and debts
         ---------------
         There is not outstanding:

         (i) any indebtedness or other liability (actual or contingent) owing by the Company to any of the Vendors or any director or supervisor of the Company or any of its Connected Persons or owing to the Company by any of the Vendors or any director or supervisor of the Company or any of its respective Connected Persons; or

         (ii) any guarantee or security for any such indebtedness or liability as aforesaid.

(B)      Contracts and arrangements
         --------------------------
         (i)  There  is not  now  outstanding,  any  agreement,  arrangement  or understanding (whether legally enforceable or not) to which the Company is a party or has an interest and in which any of the Vendors, or any director or supervisor of the Company or any of its Connected Persons is interested whether directly or indirectly.

         (ii) The Company is not a party to nor has its profits or financial position during the last 3 years been affected by any agreement or arrangement which is not entirely of an arm's length nature.

(C)      Competitive interests
         ---------------------
         None of the Vendors nor any director or supervisor of the Company nor any of its Connected Persons intends to acquire, either individually or collectively, or with any other person or persons, has any estate, right or interest, directly or indirectly, in any business other than that now carried on by the Group which is or is likely to be or become competitive with the business of any member of the Group.

(D)      Intellectual Property
         ---------------------
         None of the Vendors nor any director or supervisor of the Company nor any of its Connected Persons either individually, collectively or with any other person or persons are interested in any way whatsoever in any Intellectual Property used and/or not wholly owned by the Group.

(E)      Benefits
         --------
         None of the Vendors nor any director or supervisor of the Company nor any of its Connected Persons, is entitled to or has claimed entitlement to any remuneration, compensation or other benefit from the Group.

8.       FINANCE
         -------
(A)      Borrowings
         ----------
         (i) The amount borrowed by the Company from its bankers does not exceed the overdraft facility agreed with such banker.

         (ii) The total amount borrowed by the Company from any source does not exceed any limitation on its borrowing contained in its articles of association or in any debenture or loan stock trust deed or instrument or any other document executed by it.

         (iii)No member of the Group has any outstanding loan capital or loan stock.

         (iv) Particulars of all money borrowed by each member of the Group have been disclosed.

(B)      Debts owed to each member of the Group
         --------------------------------------
         (i) No member of the Group owns the benefit of any debt (whether present or future) other than debts which have accrued to it in the ordinary course of business.

         (ii) All debts owed to the Company are collectable in the ordinary course of business and each such debt will realise in full its face value within three months of its due date for payment.

         (iii) The debts owing to the Company shown in the Accounts (subject to any provision for bad and doubtful debts made in the Accounts) were paid in full on their due dates or, if any such debts are not yet due, each such debt is not now regarded by the Company or by the Vendors as irrecoverable in whole or in part.

(C)      Bank accounts
         -------------
         Particulars of the balances on all bank accounts of the Company as at a date not more than seven days before the date of this Agreement have been disclosed and the Company has no other bank accounts; since the date of such particulars there have been no payments out of any such bank accounts except for routine payments and the aggregate balance on all such bank accounts is not substantially different from the aggregate balance shown in such particulars.

(D)      Working capital requirements
         ----------------------------
         Having regard to the existing banking and other facilities, the Company has sufficient working capital for the purpose of continuing to carry on its business in its present form and at its present level of turnover for the foreseeable future and for the purposes of executing, carrying out and fulfilling in accordance with their terms all orders, projects and contractual obligations which have been placed with or undertaken by the Company.

(E)      Financial facilities
         --------------------
         In relation to any Encumbrance to which any asset of the Group is subject and in relation to debentures, acceptance lines, overdrafts, loans or other financial facilities outstanding or available to the
         Group:

         (i) the Vendors have disclosed full details of them and true and correct copies of all documents relating to them; and

         (ii) none of the Vendors nor any member of the Group has done anything whereby the continuance of any such encumbrance or facility in full force and effect might be affected or prejudiced.

(F)      Options, guarantees etc.
         -----------------------
         The Company is not responsible for the indebtedness of any other person, and in particular but without prejudice to the generality of the foregoing is not a party to any option or pre-emption right or a party to any guarantee or suretyship or any other obligation (whatever called) to pay, purchase or provide funds (whether by the advance of money, the purchase of or subscription for shares or other securities or the purchase of assets or services or otherwise) for the payment of, or as an indemnity against the consequence of default in the payment of, any indebtedness of any other person.

9.       TAXATION
         --------
(A)      General
         -------
         (i)  Notices and returns
              -------------------
              All notices, returns and computations of the Company for the purposes of Taxation have been made punctually on a proper basis and are correct and none of them is, or is likely to be, the subject of any dispute with any fiscal authority.

         (ii) Payment of tax due
              ------------------
              All Taxation that the Company is liable to pay prior to Completion has been or will be so paid prior to Completion.

         (iii)Penalties or interest on tax
              ----------------------------
              No member of the Group has paid or become liable to pay any penalty, fine or interest charged by virtue of the provisions of any Taxation statute, law, rule or regulation.

         (iv) Compliance with tax collection obligations
              ------------------------------------------
              (a) All tax deductible and payable under any Taxation statute, law, rule or regulation has, so far as is required to be deducted, been deducted from all payments made or treated as made by the Company and all amounts due to be paid to all relevant Taxation authorities prior to the date of this Agreement have been so paid.

              (b) All payments by the Company to any person which ought to have been made under deduction of tax have been so made and the relevant company (if required by law to do so) has accounted to the relevant fiscal authority for the tax so deducted.

              (c) Proper records have been maintained in respect of all such deductions and payments and all applicable regulations have been complied with.

         (v)  No back duty investigation
              --------------------------
              The Company has not in the last 3 years been the subject of a discovery, audit or investigation by any Taxation authority and there are no facts which are likely to cause a discovery, audit or investigation to be made.

         (vi) Tax provision
              -------------
              Full provision or reserve has been made in the Accounts for all Taxation assessed or liable to be assessed on the Company or for which it is accountable in respect of income, profits or gains earned, accrued or received on or before the Balance Sheet Date, including distributions made down to such date or provided for in the Accounts, and proper provision has been made in the Accounts for deferred taxation in accordance with internationally accepted accounting standards.

         (vii)Anti-avoidance provisions
              -------------------------
              The Company has not entered into or been a party to any scheme or arrangement of which the main purpose, or one of the main purposes, was the avoidance of or the reduction in liability to taxation.

         (viii)Calculation of tax liability
               ----------------------------
              The Company has sufficient records to permit accurate calculation of the tax liability or relief which would arise upon a disposal or realisation on completion of each asset owned by the Company at the Balance Sheet Date or acquired by the Company before Completion.

         (ix) Claims and disclaimers
              ----------------------
              The Company has duly submitted all claims and disclaimers the making of which has been assumed for the purposes of the Accounts.

         (x)  Sales at under-value or over-value
              ----------------------------------
              The Company has not been a party to any sale or other disposal of an asset either at an under-value or an over-value.

10.      THE PROPERTIES
         --------------
         No member of the Group has owned any real properties.

11.      OTHER ASSETS
         ------------
(A)      Assets and charges
         ------------------
         (i) All assets of the Company which are included in the Accounts or have otherwise been represented as being the property of the Company or which were at the Balance Sheet Date used or held for the purposes of its business were at the Balance Sheet Date in the absolute beneficial ownership of the Company and (except for assets disposed of or realised by the Company in the ordinary course of business) the Company is the absolute beneficial owner of and has good, marketable title to all such assets and all such assets are in the possession and control of the Company and are sited within the PRC.

         (ii) All assets which have been acquired by the Company since the Balance Sheet Date are (except as aforesaid) now in the absolute beneficial ownership of the Company and in the possession and control of the Company and none is the subject of any Encumbrance (excepting only liens arising in the normal course of trading) nor has the Company created or agreed to create any encumbrance or entered into any factoring arrangement, hire-purchase, conditional sale or credit sale agreement which has not been disclosed and in respect of any such encumbrance, arrangement or agreement so disclosed there has been no default by the Company in the performance or observance of any of the provisions thereof.

(B)      Condition of assets
         -------------------
         The plant and machinery (including fixed plant and machinery) and all vehicles and office and other equipment and assets shown in the Accounts or acquired since the Balance Sheet Date or otherwise used in connection with the business of the Company which have not been disposed of in the ordinary course of business:

         (i) do not contravene any requirement or restriction having the force of law;

         (ii) performs in accordance with its manufacturers specifications and are in good repair and condition and are regularly maintained, fully serviceable and in good working order;

         (iii)are each capable of doing the work for which they were designed and/or purchased and will each be so capable (subject to fair wear and tear) during the period of time over which the value of such assets will be written down to nil in the accounts of the Company;

         (iv) are not surplus to the Company's requirements; and

         (v) are not dangerous, inefficient, out-of-date, unsuitable or in need of renewal or replacement and the vehicles owned by the Company are road-worthy and duly licensed for the purposes for which they are used.

         (vi) Maintenance contracts are in full force and effect in respect of the computer and all other assets owned or used by the Company which it is normal or prudent to have maintained by outside or specialist contractors.

(C)      Condition of stock-in-trade
         ---------------------------
         The Company's stock-in-trade is of merchantable quality and not obsolete, defective or out of fashion and is capable of being sold by the Company in the ordinary course of business in accordance with its current price list without rebate or allowance to retail purchasers.

(D)      Insurance
         ---------
         (i) All the assets of the Company which are of an insurable nature have at all material times been and are at the date hereof fully insured to their full replacement value against fire and other risks normally insured against by companies carrying on similar businesses or owning property of a similar nature to those of the Company and the Company has at all material times been and is at the date of this Agreement adequately covered against all legal liability and risks normally insured against by such companies

              (including liability to employees or third parties for personal injury or loss or damage to property, product liability and loss of profit).

         (ii) Particulars of all policies of insurance of the Company now in force have been disclosed and such particulars are true and correct and all premiums due on such policies have been duly paid and all such policies are valid and in force and (so far as the Company and the Vendors are aware) there are no circumstances which might lead to any liability under such insurance being avoided by the insurers or the premiums being increased and there is no claim outstanding under such policy nor are the Company and the Vendors aware of any circumstances likely to give rise to a claim or cause an application for renewal of such policy to be refused.

         (iii)No insurance company has refused to insure the assets or risks of the Company or has imposed conditions (by way of increased premiums or otherwise) for such insurance.

(E)      Retention of title
         ------------------
         The Company has not acquired or agreed to acquire any material asset on terms that title to such asset does not pass to the Company until full payment is made.

(F)      Equipment leases etc
         --------------------
         Rentals payable by the Company under any leasing, hire-purchase or other similar agreement to which it is a party have not been and are not likely to be increased and all such rentals are fully deductible by the Company for tax purposes.

12.      OPERATION
         ---------
(A)      Licences, permits, consents and authorities
         -------------------------------------------
         The Company has all necessary licences (including statutory licences), permits, consents and authorities (public and private) for the proper and effective carrying on of its business and in the manner in which such business is now carried on and all such licences, permits, consents and authorities are valid and subsisting and none of the Vendors knows of any reason why any of them should be suspended, cancelled or revoked whether in connection with the acquisition of the Sale Interests by the Purchaser or otherwise and so far as the Vendors are aware there are no factors that might in any way prejudice the continuance or renewal of any of those licences, permits, consents or authorities and the Company is not restricted by contract from carrying on any activity in any part of the world.

(B)      Litigation and arbitration
         --------------------------
         The Company is not engaged in (nor are any of its director in relation to the affairs of the Company engaged in) any legal proceedings (including litigation, administrative, arbitration and prosecution) and no such proceedings are pending or threatened, nor are there any facts likely to give rise to such proceedings known or which would on reasonable enquiry be known to the Company or its directors.

(C)      Delegation of powers
         --------------------
         There are in force no powers of attorney given by the Company nor any other authority (express, implied or ostensible) given by the Company to any person to enter into any contract or commitment or do anything on its behalf other than any authority of employees to enter into routine trading contracts in the normal course of their duties.

(D)      Confidentiality
         ---------------
         No disclosure has been made of any of the confidential information, including financial or trade secrets, of any member of the Group save in the ordinary course of business and the Company has taken adequate steps to preserve the confidential nature of all such information.

(E)      Business names
         --------------
         The Company does not use on its letterhead, books or vehicles or otherwise carry on its business under any name other than its corporate name.

(F)      Records of the Group
         --------------------
         (i) All the accounting records, statutory and other books and records (including the register of members), and other deeds documents records, data and information of the Company and its pension and benefit schemes (if any) are, and have since its incorporation been, kept up to date, properly, accurately and consistently completed and are a complete and accurate record of all acts and transactions of the Company and of all matters required by law or best business practice to be recorded or registered therein; the Company has not received any application or request for rectification of any such registers are in the possession of the Company.

         (ii) The Company has no records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any electronic, mechanical or photographic process whether computerised or not) which (including all means of access thereto and therefrom) are not under its exclusive ownership and direct control.

(G)      Winding up, insolvency and receivership
         ---------------------- ----------------
         (i) No order has been made or petition presented or resolution passed for the winding up of the Company and no distress, execution or other process has been levied on any of its assets.

         (ii) The Company is not insolvent nor unable to pay its debts as they fall due.

         (iii)No administrative or other receiver has been appointed by any person of the business or assets of the Company or any part thereof, nor has any order been made or petition presented for the appointment of an administrator in respect thereof.

(iv) There has been no delay by the Company in the payment of any material obligation due for payment.

(H)      Guarantees, warranties and sureties
         -----------------------------------
         (i) The Company has not given any guarantee or warranty or made any representation in respect of articles or trading stock sold or contracted to be sold or service provided or contracted to be provided by it save for any warranty or guarantee implied by law and (save as aforesaid) has not accepted any liability or obligation to service, maintain, repair, take back or otherwise do or not do anything in respect of any articles, stock or service that would apply after any such article or stock has been delivered by it or service performed by it, as the case may be.

         (ii) No person other than the Company has given any guarantee of or security for any overdraft, loan or loan facility granted to the Company.

13.      CONTRACTS
         ---------
(A)      Onerous contracts
         -----------------
         There are no long term contracts (i.e. contracts not terminable by the Company without penalty on six months' notice or less) or onerous or unusual or abnormal contracts (i.e. contracts for capital commitments or contracts differing from those necessitated by the ordinary course of business) binding upon the Company, nor is the Company a party to any contract which contains any onerous or other provision material for disclosure to an intending purchaser of the Sale Interests and no expenses or liabilities of a material amount have been incurred before the date of this Agreement by the Company otherwise than for the purpose of the Company's business.

(B)      Material contracts
         ------------------
         Copies of all material contracts to which the Company is a party have been disclosed or will be disclosed to the Purchaser during the due diligence to be conducted by the Purchaser pursuant to Clause 3.3 of
                                                                   ----------
         the Agreement and, save as those disclosed, the Company is not a party to or subject to any agreement, transaction, obligation, commitment, understanding, arrangement or liability which:

         (i) is incapable of complete performance in accordance with its terms within six months after the date on which it was entered into or undertaken;

         (ii) is known by any of the Vendors to be likely to be unprofitable or result in a loss to the Company on completion of performance;

         (iii)cannot readily be fulfilled or performed by the relevant member of the Group on time and without undue or unusual expenditure of money and effort;

         (iv) involves or is likely to involve obligations, restrictions, expenditure or receipts of an unusual, onerous or exceptional nature and not in the ordinary course of business;

         (v) requires an aggregate consideration payable by the Company in excess of US$10,000 (or its equivalent in any other currency);

         (vi) is a contract for services (other than contracts for the supply of electricity or normal office services);

         (viii)requires any member of the Company to pay any commission, finder's fee, royalty or the like; or

         (ix) is in any way otherwise than in the ordinary and proper course of the Company's business.

(C)      Performance of contracts
         ------------------------
         (i) The terms of all contracts of the Company have been complied with by the Company and by the other parties to the contracts in all respects and there are no circumstances likely to give rise to a default by the Company or by the other parties under any such contract.

         (ii) All the contracts of the Company except those between the Company and its employees are assignable by the Company without the consent of any other party.

         (iii)There are no outstanding claims, separately or in the aggregate of material amounts, against the Company on the part of customers or other parties in respect of defects in quality or delays in delivery or completion of contracts or deficiencies of design or performance or otherwise relating to liability for goods or services sold or supplied by the Company and no such claims are threatened or anticipated and there is no matter or fact in existence in relation to goods or services currently sold or supplied by the Company which might give rise to the same.

         (iv) The Company has no knowledge of the invalidity of or grounds for rescission, avoidance or repudiation of any agreement or other transaction to which it is a party and has received no notice of any intention to terminate, repudiate or disclaim any such agreement or other transaction.

(D)      Restrictive contracts
         ---------------------
         There are no agreements in force restricting the freedom of the Company to provide and take goods and services by such means and from and to such persons as it may from time to time think fit.

(E)      Agency and distributorship agreements
         -------------------------------------
         Save as disclosed, the Company is not a party to any subsisting agency or distributorship agreement.

14.      EMPLOYEES
         ---------
(A) There is no current contract of service between the Company and any of its directors, officers or employees which is not terminable by the Company without compensation by three months notice or less given at any time or payment of salary for such period in lieu of notice.

(B) Save as regards any scheme which the Company is or may become obliged to join or subscribe under any applicable law or regulations, there is no scheme or fund in respect of retirement, pension, health insurance, housing, bonus, incentive, share option or other benefits to directors, officers, staff, employees or any other party to which the Company is a party or in respect of which there is any obligations or liabilities, present or future, actual or contingent.

(C) The Company is not subject to or involved in any industrial dispute or action whether official or unofficial.

15.      INTELLECTUAL PROPERTY
         ---------------------
(A)      Ownership and rights
         --------------------
         (i)  General
              -------
              Full particulars of all Intellectual Property owned or otherwise exploited or used by the Company in any part of the world will be disclosed to the Purchaser during the due diligence to be conducted by the Purchaser. All Intellectual Property exploited or used by the Company is in the absolute beneficial ownership of the Company or any member of the Group is a 1icensee of the same and the Company does not own, use, exploit or have any other interest in any Intellectual Property which has not been disclosed. In particular but without prejudice to the generality of the foregoing, none of the Intellectual Property disclosed is jointly owned by the Company and a third party.

         (ii) Enforcement
              -----------
              All applications for any Intellectual Property owned, used or otherwise exploited by the Company are being diligently prosecuted; patents, registered trademarks and registered designs and other similar registered or recorded Intellectual Property rights owned, used or otherwise exploited by the Company have been maintained; nothing has been done to diminish or otherwise affect the reputation of unregistered trademarks, trade names, brand names or get up owned, used or otherwise exploited by the Company; no copying or reproduction of the copyright material owned, used or otherwise exploited by the Company has been permitted (expressly or by implication); the technical information and other knowhow owned, used or otherwise exploited by the Company has been kept confidential; and (where applicable) all application, registration and renewal fees necessary to procure, register, record or maintain the Intellectual Property have been paid.

         (iii)Intellectual Property Agreements
              --------------------------------
              All agreements in relation to any Intellectual Property used or owned by the Company have been disclosed and are valid and binding; none has been the subject of any breach or default by any party thereto or of any event which with notice or lapse of time or both would constitute a default; nor are there any disputes, claims or proceedings arising out of or relating to such agreements. No member of the Group has authorised or otherwise permitted, expressly or by implication, any use whatsoever of the Intellectual Property owned, used or otherwise exploited by the Group save insofar as any such authority is contained in the appropriate agreements. The Company does not use or otherwise exploit any Intellectual Property belonging to a third party save insofar as it is licensed to do so in the appropriate agreements. All such agreements have been duly recorded or registered with the proper authorities whenever a requirement to do so exists.

16.      CONSEQUENCE OF THE PURCHASE OF THE SALE INTERESTS
         -------------------------------------------------
         The purchase of the Sale Interests by the Purchaser or compliance with the terms of this Agreement and any change in the current management of the Company:

         (i) will not cause the Company to lose the benefit of any right or privilege it presently enjoys or cause any person who normally does business with the Company not to continue to do so on the same basis as previously;

         (ii) will not  relieve  any  person of any  obligation  to the  Company
              (whether contractual or otherwise) or enable any person to determine any such obligation or any right or benefit enjoyed by the Company or to exercise any right whether under an agreement with or otherwise in respect of the Company;

         (iii)will not conflict with or result in the breach of or constitute a default under any of the terms, conditions or provisions of any agreement or instrument to which the Company is now a party or any loan to or mortgage created by the Company or of its memorandum or articles of association;

         (iv) will not result in any present or future indebtedness of the Company becoming due and payable or capable of being declared due and payable prior to its stated maturity;

         (v) will not cause any director, supervisor or senior employee of the Company to leave employment;

         (vi) will not conflict with, violate or result in a breach of any law, regulation, order, decree or writ applicable to the Company; and

         so far as the Company and the Vendors are aware the attitude or actions of clients, customers and suppliers with regard to the Company will not be prejudicially affected thereby.

                                   SCHEDULE 4
                                   ----------
                         Addresses and facsimile numbers
                                for communication
                                -----------------

Name                    Address                               Facsimile
----                    -------                               ---------
                        571 202   [o]                         62588795

                        2767 8 2                              62588795

                        332                                   62588795

                        248 63 202                            62588795

                        46 106                                62588795

                        436                                   62588795


Hartcourt Capital, Inc. Suite 1310, China VentureTech Plaza   52130664
                        819 Nan Jing Xi Road,
                        Shanghai,China,200041

IN WITNESS whereof this Agreement has been duly executed by all parties hereto the day and year first above written.


SIGNED by                                   )
                                            )
in the presence of:                         )



SIGNED by                                   )
                                            )
in the presence of:                         )



SIGNED by                                   )
                                            )
in the presence of:                         )



SIGNED by                                   )
                                            )
in the presence of:                         )



SIGNED by                                   )
                                            )
in the presence of:                         )



SIGNED by                                   )
                                            )
in the presence of:                         )




SIGNED by                                   )
for and on behalf of                        )
HARTCOURT CAPITAL, INC.                     )
in the presence of:                         )

                                    APPENDIX
                                    --------
                                    Accounts
                                    --------